THIS INFORMATION MARKED BY * AND [ ] HAS BEEN OMITTED PURSUANT TO A REQEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.


                                  LICENSE AGREEMENT

     This Agreement is effective as of the latest date of signing below and is by and between Associated Universities, Inc. ("Licensor"), operator of Brookhaven National Laboratory, Upton, New York 11973, under contract with the U.S. Department of Energy, and Progenitor, Inc., which has a principal place of business at 1507 Chambers Road, Columbus, Ohio 43212-1566 ("Licensee").

     Licensor represents that it is the owner of the Patent Properties defined in Article III(a)(1) and has the right to grant the license herein granted;

     Licensee desires to secure a non-exclusive license under the aforesaid Patent Properties to produce expression vectors to express a gene product or products ("Designated Vectors") which vectors, modifications or derivatives thereof the Licensee will sell or use commercially;

     Licensor is willing to grant the same on the terms and conditions set forth herein;

     Accordingly, in consideration of the premises and the mutual covenants of this Agreement, the parties hereto agree as follows:

I.   GRANT

     (a) Subject to the rights of the U.S. Government, for the T7 Autogene Patent Properties as defined in PL98-620 and the related implementing regulations of 37 CFR Part 401 and for the T7 Expression System Patent Properties as set forth more fully in the waiver document entitled "Statement of Considerations", attached hereto as ATTACHMENT A, and in the assignment from the U.S. Government to Licensor, "License, Assignment and Agreement", attached hereto as ATTACHMENT B, Licensor hereby grants and agrees to grant to Licensee, for the life of this Agreement, a non-exclusive license under the aforesaid Patent Properties to make, use and sell or dispose of Licensed Product (as defined in Article III(a)).

     (b) Licensee's license includes the right to grant to its Affiliates (as defined in Article III) sublicenses of the same scope as that of Licensee's license, provided that all such sublicenses are made to include terms that cause them to be automatically terminated by termination of Licensee's license for any reason or cause.

     (c) Further, Licensee's license includes the right to grant written, nonexclusive sublicenses to third parties ("Sublicensees") subject to the following provisions:

          (i) Sublicenses granted by Licensee shall be a grant under intellectual property rights owned or otherwise controlled by Licensee together with a grant under the Patent Properties where the Patent Properties are reasonably required for commercially exploiting the intellectual property rights owned or otherwise controlled by Licensee;

          (ii) Sublicenses granted by Licensee shall be subject to the terms and conditions of this Agreement, including without limiting effect the insurance requirement in Article V hereof, and shall contain an express provision to that effect;

          (iii) Licensee guarantees that the Net Sales Proceeds reported and used in the calculation of the royalties due from the sale or commercial use or disposition of Licensed Products shall include all billing for each Licensed Product sold, commercially used or disposed of by Sublicensees;

          (iv) Sublicenses granted by Licensee shall be made to include terms that cause the Sublicense to be automatically terminated by termination of Licensee's license for any reason or cause;

          (v) Sublicenses granted by Licensee shall be made to include terms that prohibit the assignment or transfer of the Sublicense without the prior written consent of Licensor; and

          (vi) Sublicenses granted by Licensee shall be made to include terms that exclude the right of the Sublicensee to grant sublicenses.

     (d) Nothing herein shall be construed to prevent Licensor from licensing any invention covered by the Patent Properties licensed hereunder to any other for the purpose of manufacturing, using or selling any such invention.

II.  INITIAL LICENSE FEE

     Licensee agrees to pay, as a license issuance fee for this License Grant, the sum of [***], payable by Licensee to Licensor upon execution of this Agreement by both parties, which sum shall not be applied against additional royalties required by Article III, below.

III. ROYALTIES AND REPORTS

     (a)  Definitions:

          1)   "Patent Properties" means:

               (i) United States Patent No. 4,952,496 issued August 28, 1990 in the names of F. William Studier, Parichehre Davanloo, Alan H. Rosenberg, Barbara Moffatt and John J. Dunn entitled, "Cloning and Expression of the Gene for Bacteriophage T7 RNA Polymerase", any continuation, C.I.P application(s) or divisional application(s) filed therefrom, and any patent(s) that issue thereon ("T7 Expression System Patent Properties"); and

               (ii) United States Patent Application Serial No. [***] any continuation, C.I.P. application(s) or divisional application(s) filed therefrom, and any patent(s) that issue thereon ("T7 Autogene Patent Properties").

          2) "Valid Claim" means and includes any claim contained in an issued Patent within the Patent Properties which has not expired, which has not been held invalid or unenforceable by final decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

          3) "Licensed Product" means and includes Designated Vectors and any derivatives or modifications thereof and any product produced by use of the Designated Vectors or by use of any invention covered by an issued patent within the

Patent Properties the manufacture, use or sale of which, but for the license granted hereunder, would constitute an infringement of one or more Valid Claims.

          4) "Net Sales Proceeds" means the accumulated total billing for each Licensed Product, less the following sums actually paid or credited by
Licensee:

               (i)    discounts allowed in amount customary in the trade;

               (ii) sales or use taxes directly imposed with reference to the particular sales;

               (iii)  transportation or insurance charges prepaid or allowed;
                      and

               (iv)   amounts allowed or credited on returns.

          5) "Affiliate" as used herein means any corporation or other business entity controlled by Licensee, with "control" meaning ownership of more than fifty percent (50%) of the voting stock, or receipt of more than fifty percent (50%) interest in the income, of such corporation or other business entity.

     (b) Licensee, as further consideration for this License Grant, agrees to pay royalties, as provided for in this Article, on all Licensed Products which are sold or otherwise commercially used or disposed of by it, its Affiliates, or Sublicensees during the life of this Agreement.

     (c) Commencing in the calendar year 1996, Licensee agrees to make written reports to Licensor biannually, within sixty (60) days after the first day of each January and July after the effective date of this Agreement and during the life of this Agreement and, as of such dates, stating in each such report the Tradename or other description it, its Affiliates or Sublicensees use in selling any Licensed Product, and the total Net Sales

Proceeds collected by it, its Affiliates or Sublicensees during the preceding six calendar months and the total royalty due on said Net Sales Proceeds. Each such report will contain individual sales, commercial use or disposal figures and royalty figures for each Licensed Product involved. The first such report shall include all such Net Sales Proceeds billed by Licensee, its Affiliates, or Sublicensees prior to the date of that report.

     (d) Licensee will pay to Licensor royalties on each Licensed Product according to the following schedule:

          1) A royalty of [***] of the Net Sales Proceeds (NSP) of Licensed Products covered by the T7 Autogene Patent Properties AND the T7 Expression System Patent Properties.

          2) A royalty of [***] of the Net Sales Proceeds (NSP) of Licensed Products covered by either the T7 Autogene Patent Properties OR the T7 Expression System Patent Properties.

     (e) Licensee will pay to Licensor the royalty amounts due at the same time each biannual sales report is submitted, as required by paragraph (c) above of this Article.

     (f) Licensee further agrees to pay a minimum royalty of [***] for each calendar year beginning with the calendar year ending December 31, 1996. In the event that the actual earned royalties for a calendar year exceed this minimum royalty figure of [***], it is understood that no minimum royalties are to be paid for that year. In the event that the actual earned royalties paid for a calendar year are less than this minimum royalty of [***], Licensee shall be obligated to pay within sixty (60) days after the end of each year the difference between the actual earned royalties it paid during said year and the minimum royalty of [***], thereby to satisfy this minimum royalty requirement.

     (g)  Licensee agrees to make a written report to Licensor within sixty
(60) days after the date of any termination of this Agreement, stating in such report the total Net Sales Proceeds on Licensed Products and the total royalties due thereon. Concurrently with the making of this report, Licensee will pay to Licensor the royalties due, including any minimum royalty due.

     (h) In the event Licensee is required, as determined by a written legal opinion from a U.S. patent attorney who is acceptable to Licensor, to pay a royalty or royalties to any other party or parties for the right to make, use and sell certain Licensed Product(s) under an issued U.S. patent, Licensee may offset against the royalties due to Licensor pursuant to III(d) [***] of the total running royalty or royalties payable to such other party or parties for the use or sale of said certain Licensed Product(s) during the applicable accounting period; provided, however, that in no event shall the royalty payable to Licensor be less than [***] under Article III(d)(1) and no less than [***] under Article III(d)(2). If the attorney rendering said legal opinion is unacceptable to Licensor, then before any such offset is applied it will be necessary for Licensee to obtain a second written legal opinion from a U.S. patent attorney who is independent from Licensee, except for rendering said second opinion, and said second legal opinion must fully confirm the first legal opinion in order to permit such an offset to be applied.

IV.  AUDITING

     (a) Licensee agrees to keep records for a period of three years showing the sale, commercial disposition or use of Licensed Products by it, its Affiliates, or Sublicensees under this License Agreement. Licensee shall ensure that each Affiliate and Sublicensee shall keep full records of Net Sales Proceeds from its sales of Licensed Products to its customers. Such records shall be in sufficient detail to enable the royalties payable hereunder by Licensee to be clearly and fully determined. Licensee further agrees to permit its, its Affiliates' and Sublicensees' books and records to be examined from time to time to the extent necessary to verify the reports provided for in
Article III hereof, such examination to be made at the expense of Licensor by an auditor appointed by Licensor, or at the option and expense of Licensee, by an independent Certified Public Accountant who may be appointed by Licensor and who shall be acceptable to Licensee.

     (b) Licensor agrees to maintain in confidence the information reported to it in Licensee's biannual sales reports and any confidential information it obtains through its audit rights. Licensor will neither disclose this information outside of its organization nor use this information for any purpose other than collection of royalties from Licensee under this Agreement.

          Licensee agrees that the confidentiality and use provisions of this Agreement shall not apply to the following:

          (i) any information which appears in printed publications or which otherwise is or becomes generally known in the trade other than through the fault of Licensor;

          (ii) any information which Licensor can show by written records was in its possession prior to the disclosure hereunder; or

          (iii) any information which comes into the possession of Licensor without covenants of secrecy from another party who is under no obligation to Licensee to maintain the confidentiality of the information.

V.   DISCLAIMER, INDEMNIFICATION, AND HOLD HARMLESS AND INSURANCE

     (a) Licensor neither makes nor extends any representation or warranty, either expressed or implied, and no representation or warranty shall be implied with respect to the Patent License herein granted other than that Licensor has the right to grant this license. Nothing herein shall be construed as granting expressly, by implication, estoppel or otherwise any license or rights under patents of Licensor other than under said Patent Properties.

     (b)  Licensor shall not be liable for:

          1)   the adequacy of the patent license granted hereunder; or

          2) claims that the use of the T7 expression system, or the manufacture, use or sale of Licensed Products constitute an infringement of any property right or patent right of any third party.

     (c) Licensor shall not be liable for any injury, losses or damages, including special or consequential damages or losses incurred by Licensee, nor for claims for such damages, losses or other injuries asserted or levied against Licensee, arising out of Licensee's practice of the grant set forth in Article I of this Agreement. Licensee shall indemnify and hold harmless Licensor and the U.S. Government from any claims, actions, judgements or awards arising out of Licensee's practice of the grant set forth in Article I, or out of Licensee's or its Affiliates' or Sublicensees' manufacture, use, sale or disposition of Licensed Products.

     (d) Licensor shall not be obligated to bring, defend or prosecute against any third party any action or suit for, or arising out of, infringement, or alleged infringement, of the aforesaid Patent Properties, licensed by it under this Agreement.

     (e) Licensee shall at the time of signing this Agreement have in effect and shall maintain throughout the life of this Agreement, and for [***] after this Agreement is terminated, a liability insurance policy in an amount of at least [***] coverage for claims arising out of the manufacture, use or sale of Licensed Products by it, its Affiliates, or Sublicensees and Licensee shall have Licensor and the U.S. Government designated as additional insureds in said policy, at no expense to Licensor. Licensee shall at the time of signing this Agreement deliver to Licensor a Certificate of Insurance evidencing such liability insurance policy and showing Licensor and the U.S. Government as additional insureds. At each [***] of the effective date of this Agreement, Licensor shall review the insurance coverage required by this Article and adjust the coverage, as necessary, to maintain the face value of the coverage within [***] of the stated [***] adjusted in constant dollars using the effective date of this Agreement as the starting base for any such adjustment.

VI.  SUCCESSOR RIGHTS

     (a) The obligations of Licensee hereunder shall run in favor of the successors, assigns or other legal representatives of Licensor.

     (b) Licensee's rights under this Agreement and the license herein granted shall not be assigned for the benefit of creditors of Licensee, or otherwise, nor shall such rights or license pass to any receiver of Licensee's assets, except for a person or corporation succeeding to the entire business and good will of Licensee with respect to the subject matter hereof as the result of a sale, consolidation, reorganization or otherwise, provided such person or corporation shall, without delay, accept in writing the provisions of this Agreement and agree to become in all respects bound thereby in the place and stead of Licensee. Such rights or license shall not be otherwise transferred or sub-licensed without the written consent of Licensor.

VII. TERMINATION

     (a) If Licensee shall default in the timely payment of the License Fee or any portion of the royalties, or shall fail to provide biannual sales reports, or shall make any materially false report, or shall commit any material breach of any covenant herein contained, and shall fail to remedy any such default or breach within thirty (30) days after written notice thereof by Licensor, then Licensor may, at its option, terminate this License Agreement and all other rights herein granted, by giving notice in writing to such effect.

     (b) In the event that Licensee no longer commercially makes, uses or markets Licensed Products, the Licensee can terminate this Agreement by providing Licensor with written notice sixty (60) days in advance of termination. Upon such termination by Licensee, Licensee will submit the report and pay any royalties due as required in Article III, paragraph (g) hereof.

     (c) Unless previously terminated in accordance with the foregoing provisions of this Article VII, this Agreement, the license granted to Licensee under the aforesaid Patent Properties and all of the rights granted to Licensee shall become effective as of the date set forth at the outset of this Agreement and shall run to the full end of the term of the patent(s) that are a part of said Patent Properties licensed hereunder, and shall thereupon terminate.

VIII. ADVERTISING

     Neither the granting of the license or the rights herein granted nor the acceptance of the license fee or royalty payments hereunder, shall constitute an approval of, or acquiescence in, advertising or other business practices of Licensee, its Affiliates or Sublicensees, nor an approval of or acquiescence in, any use of the corporate name of Licensor, or any use of the name Brookhaven National Laboratory, or any use of the names of any of the inventors on the Patent Properties licensed hereunder, or any use of names of any agencies of the U.S. Government, in connection with the manufacture, advertising, use or sale of Licensee's products, or services, and Licensor hereby expressly reserves all rights of actions with respect thereto.

     Notwithstanding the above, Licensee may indicate that it is a Licensee of Licensor of the Patent Properties.

IX.  NOTICES

     All notices provided for in this License Agreement shall be by letter sent by certified mail and shall be directed by one party to the other at its respective address, as follows, and shall be deemed to be given when mailed:

               Margaret C. Bogosian
               Patent Counsel
               Brookhaven National Laboratory
               Building No. 902C
               Upton, New York 11973

               Progenitor, Inc.
               1507 Chambers Road
               Columbus, Ohio 43212-1566
               Attn: President

     Alternatively, such notices may be delivered to such other address or addresses as either Licensor or Licensee, respectively, may later establish by written notice to the other.

X.   APPLICABLE LAW

     This Agreement shall be construed, interpreted and applied in accordance with the laws of the United States and of the State of New York.

XI.  UNITED STATES GOVERNMENT EXPORT CONTROL REGULATIONS

     (a) The Export Control Regulations of the U.S. Department of Commerce prohibit, except under a special validated license, the exportation from the United States of technical data relating to certain commodities listed in the Regulations, unless the exporter has received certain written assurance from the foreign importer. In order to facilitate the exchange of technical information under this Agreement, Licensee hereby gives its assurance to Licensor that it will comply with all of the requirements of the U.S. Export Control Regulations.

     (b) Violation of the U.S. Export Control laws or regulations by Licensee, its Affiliates, or Sublicensees shall constitute grounds for Licensor, in its sole discretion, to terminate this license agreement. Failure to obtain any needed export control license may result in criminal liability under United States law.

XII. INTEGRATION CLAUSE

     This Agreement contains the entire and only agreement between the parties respecting the subject matter hereof; and this Agreement supersedes all pre-existing agreements between such parties respecting the commercial use of the subject matter hereof; and any representation, promise or condition in connection therewith not incorporated herein shall not be binding upon either party. Notwithstanding the previous sentence, this Agreement does not modify or affect any pre-existing or subsequent separate formal written agreement between the parties hereto concerning the in-house, non-commercial research use of the T7 autogene or the in-house, non-commercial research use of the T7 gene expression system.

     The parties hereto have duly executed this Agreement.

LICENSOR:

ASSOCIATED UNIVERSITIES, INC.


By: /s/ Mark Sakitt
    ------------------
       Mark Sakitt

Title:  Assistant Director - Planning & Policy

Date:  1/8/97

LICENSEE:

     PROGENITOR, INC.


By:  /s/ Stephen J. Williams
     -------------------------
         Stephen J. Williams

Title:  Vice President, Corporate Development

Date:  11/21/96

                                     ATTACHMENT A

                             STATEMENT OF CONSIDERATIONS

     WAIVER REQUEST BY ASSOCIATED UNIVERSITIES INC. (AUI) OPERATOR OF BROOKHAVEN NATIONAL LABORATORY (BNL) FOR AN IDENTIFIED INVENTION ENTITLED "CLONING AND EXPRESSION OF THE GENE FOR BACTERIOPHAGE T7 RNA POLYMERASE" DOE CASE NO. S-64,618 W(I)-86-027

Associated Universities' request is for a waiver of domestic rights to the above identified invention for which a patent application has been filed by DOE. A copy of AUI's waiver petition is attached hereto. As set forth in their petition of May 13, 1985, Associated Universities has had ongoing negotiations with several companies directed towards the exclusive licensing of this invention in particular fields of use. These licenses are intended to take the basic technology from the laboratory to practical application which will require substantial private investment. The willingness of private companies to develop the invention in a particular field is demonstrated by their investing in examining the clones at their own expense by obtaining the test package made available by BNL as set forth in the attached letter of February 12.

By the attached letter of April 7, 1986, AUI has set forth procedures it will utilize to assure that each licensee will pursue development of this invention. This will include providing in each license a certification of intent to develop the invention. AUI has an interest in assuring development by the licensee because of its own financial investment and its desire to receive royalties.

A patent application on this invention was filed on March 26, 1984. In order to include new work covered by disclosure S-60,863 within the application, a continuation-in-part application S-64,618 has been filed with the original case abandoned. The waiver request as set forth in the attached letter of March 14, 1986 is for the invention claimed in the new application.

AUI has agreed that this waiver shall be subject to any terms and conditions included within their contract in the future to implement Public Law 98-620. This will make the rights obtained in this invention consistent with those to be obtained in inventions under P.L. 98-620. Reimbursement to DOE for all costs related to patent prosecution of the above invention shall be provided by AUI.

The subject matter of these inventions is not classified or sensitive under section 148 of the Atomic Energy Act of 1954 (42 U.S.C. 2168) as amended, or under Directive 5230.25, nor were the inventions made under the Uranium Enrichment or Civilian High Level Nuclear Waste and Spent Fuels Programs.

Accordingly, in view of the statutory objectives to be obtained and the factors to be considered under DOE statutory waiver policy, all of which have been considered, it is concluded that a waiver to the invention identified above will best serve the interest of the United States and general public and that the waiver should be granted.

In view of the considerations and objectives for waiver set forth in DOE
PR 9-9.109-6, all of which have been considered, it is believed that a waiver to the identified invention described above will best serve the United States and general public and is therefore recommended that the waiver be granted.

                                       /s/  Paul A. Gottlieb
                                       -----------------------
                                       Paul A. Gottlieb
                                       Assistant Chief
                                       Office of Patent Counsel
                                       Date:  4-8-86

Based on the foregoing Statement of Considerations, it is determined that the interest of the United States and the general public will best be served by a waiver of patent rights in the invention described above and therefore the waiver is granted.

CONCURRENCE:                           APPROVAL:

/s/  Antoinette Joseph                 /s/  Richard E. Constant
------------------------               --------------------------
Ms. Antoinette Joseph                  Richard E. Constant
Director of Office of Field            Assistant General Counsel for Patents, HO
Operations Management
Office of Energy Research

Date:  4/17/86                         Date:  4/17/86

                                     ATTACHMENT B

                          LICENSE, ASSIGNMENT AND AGREEMENT

Title:    CLONING AND EXPRESSION OF THE GENE FOR BACTERIOPHAGE T7 RNA
          POLYMERASE

Inventors:     F. William Studier, et al.
Serial No.:    002,408                 Filing Date:  (U.S.):  December 29, 1986
Contractor:    Associated Universities
DOE Contract No.:  DE-AC02-76CH00016
Foreign Applications filed in or intended to be filed at Contractor's expense in (countries): None

     (1) Whereas the Associated Universities, Inc. (herein called "AUI") has requested a waiver of title by the Government of the United States of America, and the Government has granted such waiver by the attached waiver instrument dated April 17, 1986 with respect to the invention entitled "Cloning and Expression of the Gene For Bacteriophage T7 RNA Polymerase" identified by DOE Case No. S-64,618, on which U.S. Patent Application, Serial No. 002,408 was filed on 12/29/86 and in which the Government has rights pursuant to Contract No. DE-AC02-76CH00016; and

     (2) Whereas such waiver provides that the waiver shall be subject to any terms and conditions to be included in Contract No. DE-AC02-76CH00016 in the future to implement Public Law 98-620;

     (3) Whereas the United States Department of Energy has the right and authority to assign and transfer to AUI the entire right, title, and interest in and to said invention, patent(s) and patent application(s) as herein set forth;

     (4) Whereas the Government desires to confirm, of record, certain license and other rights in and to the said invention and any patent(s) or patent application(s) thereon;

     (5) Now, therefore, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Government of the United States, as represented by the United States Department of Energy, hereby assigns and transfers to AUI the entire right, title, and interest in and to said invention patent(s) and patent application(s) retaining for the Government of the United States of America and its agencies and instrumentalities a nonexclusive, nontransferable, irrevocable paid-up license in each patent application filed in any country on said invention and any resulting patent, including each patent claiming the filing date priority of the aforesaid patent application, to practice and have practiced, for or on behalf of the Government of the United States of America any invention covered by such patent application or patent.

     (6) AUI hereby confirms the Government's rights in so far as they are set forth in the aforesaid waiver instrument and as they are to be included in said contract to implement Public Law 98-620, and agrees that any license, assignment, or other conveyance made by AUI of a right or interest with respect to said invention(s) or said patent application(s) or patent(s) shall be subject thereto.

     Approved and granted on behalf of the Government of the United States.

                                       UNITED STATES DEPARTMENT OF ENERGY

                                       By
                                          --------------------------------
                                       Title
                                             -----------------------------
                                       Date
                                            ------------------------------

Witness:

-----------------------------------

     Approved, accepted and consented to this 9th day of March, 1987.

(SEAL)
ATTEST:                                ASSOCIATED UNIVERSITIES, INC.

                                       By
                                          --------------------------------
Its                                    Its
    -------------------------------        -------------------------------

                             STATEMENT OF CONSIDERATIONS

     WAIVER REQUEST BY ASSOCIATED UNIVERSITIES INC. (AUI) OPERATOR OF BROOKHAVEN NATIONAL LABORATORY (BNL) FOR AN IDENTIFIED INVENTION ENTITLED "CLONING AND EXPRESSION OF THE GENE FOR BACTERIOPHAGE T7 RNA POLYMERASE" DOE CASE NO. S-64,618 W(I)-86-027

Associated Universities' request is for a waiver of domestic rights to the above identified invention for which a patent application has been filed by DOE. A copy of AUI's waiver petition is attached hereto. As set forth in their petition of May 13, 1985, Associated Universities has had ongoing negotiations with several companies directed towards the exclusive licensing of this invention in particular fields of use. These licenses are intended to take the basic technology from the laboratory to practical application which will require substantial private investment. The willingness of private companies to develop the invention in a particular field is demonstrated by their investing in examining the clones at their own expense by obtaining the test package made available by BNL as set forth in the attached letter of February 12.

By the attached letter of April 7, 1986, AUI has set forth procedures it will utilize to assure that each licensee will pursue development of this invention. This will include providing in each license a certification of intent to develop the invention. AUI has an interest in assuring development by the licensee because of its own financial investment and its desire to receive royalties.

A patent application on this invention was filed on March 26, 1984. In order to include new work covered by disclosure S-60,863 within the application, a continuation-in-part application S-64,618 has been filed with the original case abandoned. The waiver request as set forth in the attached letter of March 14, 1986 is for the invention claimed in the new application.

AUI has agreed that this waiver shall be subject to any terms and conditions included within their contract in the future to implement Public Law 98-620. This will make the rights obtained in this invention consistent with those to be obtained in inventions under P.L. 98-620. Reimbursement to DOE for all costs related to patent prosecution of the above invention shall be provided by AUI.

The subject matter of these inventions is not classified or sensitive under section 148 of the Atomic Energy Act of 1954 (42 U.S.C. 2168) as amended, or under Directive 5230.25, nor were the inventions made under the Uranium Enrichment or Civilian High Level Nuclear Waste and Spent Fuels Programs.

Accordingly, in view of the statutory objectives to be obtained and the factors to be considered under DOE statutory waiver policy, all of which have been considered, it is concluded that a waiver to the invention identified above will best serve the interest of the United States and general public and that the waiver should be granted.

In view of the considerations and objectives for waiver set forth in DOE
PR 9-9.109-6, all of which have been considered, it is believed that a waiver to the identified invention described above will best serve the United States and general public and is therefore recommended that the waiver be granted.

                                       /s/  Paul A. Gottlieb
                                       -----------------------
                                       Paul A. Gottlieb
                                       Assistant Chief
                                       Office of Patent Counsel
                                       Date:  4-8-86

Based on the foregoing Statement of Considerations, it is determined that the interest of the United States and the general public will best be served by a waiver of patent rights in the invention described above and therefore the waiver is granted.

CONCURRENCE:                           APPROVAL:

/s/  Antoinette Joseph                 /s/  Richard E. Constant
------------------------               --------------------------
Ms. Antoinette Joseph                  Richard E. Constant
Director of Office of Field            Assistant General Counsel for Patents, HO
Operations Management
Office of Energy Research

Date:  4/17/86                         Date:  4/17/86


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